Exhibit 99.1

Contacts:
RYAM Media	Ryan Houck	904-357-9134
RYAM Investors	Mickey Walsh	904-357-9162

Rayonier Advanced Materials Completes Sale of Lumber and Newsprint Assets

JACKSONVILLE, Fla., August 30, 2021 – Rayonier Advanced Materials Inc. (NYSE: RYAM) (the “Company”) announced today that it has completed its previously announced sale of its lumber and newsprint assets (the “Purchased Assets”) to GreenFirst Forest Products Inc. (“GreenFirst”), a Canadian lumber company, for a total purchase price of approximately US$235 million, subject to final adjustments. The total purchase price is payable approximately 85 percent in cash and 15 percent of common shares in GreenFirst (the “Green First Shares”), which is subject to a six-month holding period. Notably, RYAM retained all the cash generated by the Purchased Assets prior to closing plus rights and obligations related to all softwood lumber duties, including any potential interest on the duties, previously paid to the U.S. Department of Commerce of approximately $110 million. As previously disclosed, the proceeds will be used to repay debt and make strategic capital investments focused on the High Purity Cellulose segment.

As mentioned above, Rayonier A.M. Canada G.P., a wholly-owned subsidiary of the company, was issued 28,684,433 GreenFirst Shares at a deemed price of approximately $1.19 per share representing an aggregate amount of approximately $34,134,475. Prior to the transaction, Rayonier A.M. Canada G.P., did not own or have control or direction over any GreenFirst Shares. Following the transaction, Rayonier A.M. Canada G.P., beneficially owns 28,684,433 GreenFirst Shares representing approximately 16.2% of the issued and outstanding common shares of GreenFirst. Neither Rayonier A.M. Canada G.P. nor the Company does not have any current plans or future intentions to buy or sell further GreenFirst Shares, to solicit proxies or to otherwise participate in any significant transaction involving GreenFirst. Rayonier A.M. Canada G.P. intends to review its investment on a continuing basis and may in the future purchase or sell securities or otherwise engage in activities related to GreenFirst.

An early warning report will be filed by the Company in accordance with applicable securities laws and will be available on SEDAR at www.sedar.com or directly from RYAM upon request at the telephone number above.

The head office of GreenFirst is located at 1800 - 510 West Georgia Street, Vancouver, British Columbia, V6B 0M3.

About Rayonier Advanced Materials
Rayonier Advanced Materials is a global leader of cellulose-based technologies, including high purity cellulose specialties, a natural polymer commonly found in filters, food, pharmaceuticals and other industrial applications. The Company also manufactures products for paperboard and high-yield pulp markets. With manufacturing operations in the U.S., Canada and France, Rayonier Advanced Materials generated approximately $1.3 billion of revenues during 2020 and currently employs approximately 2,500 people. More information is available at www.rayonieram.com.

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

Exhibit 99.1

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ or future or expected events, developments or financial or operational performance or results, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as "may," "will," "should," "expect," "estimate," "believe," "intend," "anticipate" and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.

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CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com